No Par Value

Number                                                          Shares

                            SIGN MEDIA SYSTEMS, INC.

              Incorporated under the laws of the State of Florida

COMMON STOCK                                            CUSIP 82992A 10 4


THIS CERTIFIES THAT

                                ****SPECIMEN***

Is the owner of                 ****************

Fully Paid and Non-Assessable Shares of Common Stock of Sign Media Systems, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



Dated:    *********         SIGN MEDIA SYSTEMS, INC.

                                 SEAL

                                FLORIDA


----------                                                      ----------
President                                                       Secretary


                                           Countersigned
                                           Florida Atlantic Stock Transfer, Inc.
                                           7130 Nob Hill Road
                                           Tamarac. FL 33321

                                           ******************
                                           Transfer Agent